PROXY

                     LORD ABBETT DEVELOPING GROWTH PORTFOLIO

                                       OF
                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 April 25, 2003

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Lord Abbett Developing Growth Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 25, 2003, at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby Lord Abbett Growth Opportunities Portfolio, a series of the Trust, will (i) acquire all of the assets of Lord Abbett Developing Growth Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's J.P. Morgan Enhanced Index Portfolio.

          FOR  [       ]       AGAINST  [       ]        ABSTAIN  [       ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                   Dated:                              , 2003
                                           ------------------------------

                                   MetLife Investors Insurance Company
                                   Name of Insurance Company


                                   Name and Title of Authorized Officer

                                   Signature of Authorized Officer


LORD ABBETT DEVELOPING
GROWTH PORTFOLIO

Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
MetLife Investors Insurance Company
Separate Account One


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 2 EASY WAYS TO VOTE                        MET INVESTORS SERIES TRUST
                                       LORD ABBETT DEVELOPING GROWTH PORTFOLIO
1.  Return this voting instruction           22 Corporate Plaza Drive
    form using the enclosed               Newport Beach, California 92660
    postage-paid envelope.

2.  Vote by Internet - see
    instructions in Prospectus/Proxy        VOTING INSTRUCTION FORM FOR THE
    Statement.                              Special Meeting of Shareholders
                                             April 25, 2003, 9:00 a.m.

***  CONTROL NUMBER:                           ***


LORD ABBETT DEVELOPING GROWTH PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Lord Abbett Developing Growth Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. Pacific Time on April 25, 2003, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                               Date ________________, 2003



                                                     PLEASE SIGN IN BOX BELOW




                                               Signature - Please sign exactly
                                               as your name appears at left.
                                               Joint owners each should sign.
                                               When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please give full
                                               title as such. If a corporation,
                                               please sign in full corporate
                                               name by president or authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.

                            Please fold and detach card at perforation before
mailing.







TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.
                                        FOR           AGAINST          ABSTAIN


To approve or disapprove the Agreement
and Plan of Reorganization with respect
to the acquisition of Lord Abbett Developing
Growth Portfolio, a series of the Trust, by Lord Abbett Growth Opportunities Portfolio, a series of the Trust.